EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Jurisdiction of Organization

2090789 Ontario Inc.*	Ontario
510127 NB Inc.*	New Brunswick
Airborne Imaging Inc.*	Alberta
Altair Disposal Services, LLC	Delaware
ARC Advanced Reactors and Columns, LLC*	Texas
Astec Safety Services Ltd.*	Alberta
Baton Rouge Disposal, LLC	Delaware
Breathing Systems International, LLC*	Texas
Bridgeport Disposal, LLC	Delaware
Cat Tech Asia Pacific PTE Ltd.*	Singapore
Cat Tech Canada Ltd.*	Alberta
Cat Tech Europe Limited*	UK
Cat Tech International, Ltd.*	Bahamas
Cat Tech LLC*	Texas
Cat Tech Operating Limited Partnership*	Alberta
Cat Tech Chemical Service (Shanghai) Co., Ltd.*	Shanghai
Cat Tech Services (Thailand) Ltd.*	Bangkok, Thailand
Cat Tech Services South East Europe*	Bulgaria
Cat Tech Trinidad Limited*	Trinidad
CH Canada GP, Inc.*	Ontario
CH Canada Holdings Corp.*	Nova Scotia
CH International Holdings, Inc.	Delaware
Clean Harbors (Mexico), Inc.	Delaware
Clean Harbors Andover, LLC	Delaware
Clean Harbors Antioch, LLC	Delaware
Clean Harbors Aragonite, LLC	Delaware
Clean Harbors Arizona, LLC	Delaware
Clean Harbors Baton Rouge, LLC	Delaware
Clean Harbors BDT, LLC	Delaware
Clean Harbors Buttonwillow, LLC	Delaware
Clean Harbors Canada LP*	Ontario
Clean Harbors Canada, Inc.*	New Brunswick
Clean Harbors Chattanooga, LLC	Delaware
Clean Harbors Clive, LLC	Delaware
Clean Harbors Coffeyville, LLC	Delaware
Clean Harbors Colfax, LLC	Delaware
Clean Harbors Deer Park, L.P.	Delaware
Clean Harbors Deer Trail, LLC	Delaware
Clean Harbors Development, LLC	Delaware
Clean Harbors Disposal Services, Inc.	Delaware
Clean Harbors El Dorado, LLC	Delaware
Clean Harbors Environmental Services, Inc.	Massachusetts
Clean Harbors Financial Services Company	Massachusetts
Clean Harbors Florida, LLC	Delaware
Clean Harbors Grassy Mountain, LLC	Delaware
Clean Harbors Industrial Services Canada, Inc.*	Alberta
Clean Harbors Kansas, LLC	Delaware
Clean Harbors Kingston Facility Corporation	Massachusetts
Clean Harbors LaPorte, L.P.	Delaware

Clean Harbors Laurel, LLC	Delaware
Clean Harbors Lone Mountain, LLC	Delaware
Clean Harbors Lone Star Corp.	Delaware
Clean Harbors Los Angeles, LLC	Delaware
Clean Harbors Mercier, Inc.	Quebec
Clean Harbors of Baltimore, Inc.	Delaware
Clean Harbors of Braintree, Inc.	Massachusetts
Clean Harbors of Connecticut, Inc.	Delaware
Clean Harbors of Natick, Inc.	Massachusetts
Clean Harbors of Texas, LLC	Delaware
Clean Harbors Pecatonica, LLC	Delaware
Clean Harbors PPM, LLC	Delaware
Clean Harbors Recycling Services of Chicago, LLC	Delaware
Clean Harbors Recycling Services of Ohio LLC	Delaware
Clean Harbors Reidsville, LLC	Delaware
Clean Harbors San Jose, LLC	Delaware
Clean Harbors Services, Inc.	Massachusetts
Clean Harbors Tennessee, LLC	Delaware
Clean Harbors Westmorland, LLC	Delaware
Clean Harbors White Castle, LLC	Delaware
Clean Harbors Wilmington, LLC	Delaware
Crowley Disposal, LLC	Delaware
CTVI Inc.*	Virgin Islands
Denman Industrial Operating Limited Partnership*	Alberta
Denman Industrial Trailers Ltd.*	Alberta
Disposal Properties, LLC	Delaware
Envirosort Inc.	Alberta
Eveready Directional Boring Ltd.*	Alberta
Eveready Directional Boring Limited Partnership*	Alberta
Eveready Energy Services Corp.*	Alberta
Eveready Energy Services, Inc.*	Nevada
Eveready Holdings (USA) Inc.*	Nevada
Eveready Holdings GP Ltd.*	Alberta
Eveready Holdings Limited Partnership*	Alberta
Eveready Income Fund*	Alberta
Eveready Income Trust*	Alberta
Eveready Energy Western Ltd.*	Alberta
Eveready Operating Limited Partnership*	Alberta
Great Lakes Carbon Treatment, Inc.*	Michigan
GSX Disposal, LLC	Delaware
Harbor Industrial Services Texas, L.P.	Delaware
Harbor Management Consultants, Inc.	Massachusetts
Hilliard Disposal, LLC	Delaware
Ice Do Brasil Ltda.*	Bahia
JL Filtration Inc.*	Alberta
JL Filtration Operating Limited Partnership*	Alberta
Mobile Industrial Health Services Ltd.*	Alberta
Murphy’s Waste Oil Service, Inc.	Massachusetts
Pembina Area Landfill LP*	Alberta
Pembina Area Landfill Ltd.*	Alberta
Plaquemine Remediation Services, LLC	Delaware
River Valley Energy Services Inc.*	Nevada
River Valley Energy Services Ltd.*	Alberta
River Valley Operating Limited Partnership*	Alberta

Roebuck Disposal, LLC	Delaware
Safety Watch, LLC*	Texas
Sawyer Disposal Services, LLC	Delaware
Service Chemical, LLC	Delaware
Spring Grove Resource Recovery, Inc.	Delaware
Tri-vax Enterprises Ltd.*	Alberta
Tulsa Disposal, LLC	Delaware
Winterhawk Enterprises (Provost) Ltd.*	Alberta

*Foreign entity or subsidiary of foreign entity